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                                                                     EXHIBIT 21

                          Microware Systems Corporation
                         Subsidiaries of the Registrant

                                                    State or Jurisdiction
                                                      of Incorporation
               Name                                    or Organization
-------------------------------------------    ---------------------------------
Microware Systems Corporate Park, Inc.              Iowa
MicroMall, Inc.                                     Iowa
MSC Toolco, Inc.                                    Delaware
Microware Systems Ltd.                              United Kingdom
Microware Systems France S.A.R.L.                   France
Microware Systems K.K.                              Japan